                                                                     Exhibit 4.0

------------                                                        ------------
|  NUMBER  |        CLASS A WARRANT CERTIFICATE TO PURCHASE         | WARRANTS |
| WA       |               SHARES OF COMMON STOCK OF                |          |
------------                                                        ------------


                              PANAMERICAN BANCORP
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

--------------------------------------------------------------------------------
|                                CLASS A WARRANT                               |
|  THIS CERTIFIES THAT:                                                        |
|                                                                              |
|                                                                              |
|  IS THE OWNER OF                                                             |
--------------------------------------------------------------------------------

PURCHASE OF SHARES: Subject to the terms and conditions set forth in this Warrant, the holder of the Warrant is entitled, upon surrender of this Warrant at the principal office of the Corporation (or at such place as the Corporation may notify the holder in writing), to purchase from the Corporation fully paid and non-assessable shares of the Common Stock of the Corporation, as more fully described in Schedule A annexed hereto and made a part hereof.

PURCHASE PRICE: The per share purchase price for the Shares is $.80, per share.

EXERCISE PERIOD: 4.01 Exercise Date. This Warrant may be exercised at any time at the sole discretion of the Purchaser (subject to the conditions of this Warrant). 4.02 Termination Date. The Warrant shall terminate, if not duly exercised, within five calendar years of the Warrant Issue Date. 4.03 The Warrants May be Called. The Corporation may call and cancel this Warrant upon thirty days written notice to the holder if all of the following conditions have been met: a. the Common Stock of the Corporation underlying the warrant has been registered with the United States Securities and Exchange Commission; b. a public market has been established for the Common Stock of the Corporation and the Common Stock Price has been at least $1.70 per share as set by the public market for no less than 20 continuous trading days; and c. the Corporation shall pay to the holder consideration of $.80 per Warrant. Upon the Corporation's exercise of its call rights, the holder may not exercise its Warrant and purchase Common Stock of the Corporation as set forth herein unless the Corporation has terminated its call of the Warrant. For purposes of computing the Common Stock Price, the price shall be the average of the closing bid and ask prices in the market in which the Common Stock is traded or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable.

METHOD OF EXERCISE. While this Warrant remains outstanding and exercisable in accordance with Paragraph 1 above, the holder of this Warrant may exercise the purchase rights evidenced by this Warrant, in whole or in part, by delivering the following to the Secretary of the Corporation at its principal office: a. this Warrant together with a completed Election to Purchase; and b. collected funds payable to the Corporation in an amount equal to the aggregate Exercise Price for the number of Shares purchased.

ADJUSTMENT IN NUMBER OF SHARES. The number of and kind of securities subject to exercise of this Warrant will be subject to adjustment. If the Corporation at any time prior to the termination of the Warrant subdivides its Common Stock combines its Common Stock or issues additional shares of its Common Stock as a dividend or distribution with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of the Warrant will be proportionately increased in the case of a subdivision of shares or decreased in the case of a combination. When any adjustment is made as set forth above, the Corporation must notify the holder of such event and the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

                                                     (Continued on reverse side)


     This certificate is not valid until countersigned by the Transfer Agent.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

------------------------------------------------------------
|    DATED:                                                |
------------------------------------------------------------
PANAMERICAN BANCORP

    /s/ [ILLEGIBLE]
          SECRETARY

                          COUNTERSIGNED:

                                          OLDE MONMOUTH STOCK TRANSFER CO., INC.
                              200 MEMORIAL PARKWAY, ATLANTIC HIGHLANDS, NJ 07716
                                                                  TRANSFER AGENT

                          BY:
                                                            AUTHORIZED SIGNATURE
                                                               /s/ [ILLEGIBLE]
                                                                  PRESIDENT

                          -------------------------
                          |  PANAMERICAN BANKCORP |
                          |       CORPORATE       |
                          |          SEAL         |
                          |          1996         |
                          |        DELAWARE       |
                          -------------------------

                              PANAMERICAN BANCORP
                                   WARRANT A

(Continued from front)

NO FRACTIONAL SHARES. No fractional shares will be issued upon the exercise of this Warrant, but, in lieu of such fractional shares the Corporation will make cash payment therefor on the basis of the Exercise Price then in effect.

NO STOCKHOLDER RIGHTS. Prior to the exercise of this Warrant, the holder of this Warrant will not be entitled to any rights of a shareholder. However, if the Warrant holder otherwise owns the Common Stock of the Corporation such rights as a shareholder will not be effected.

AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived with the written consent of the Corporation and the Purchaser. Nevertheless, the Corporation may, in its sole discretion, amend the Warrant by reducing its exercise price and extending its term. Any waiver or amendment will be binding upon the Purchaser, each holder of any Shares purchased under this Warrant at the time outstanding and each future holder of all such Shares, and the Corporation.

GOVERNING LAW. This Warrant will be governed by the laws of the State of Delaware.

REPLACEMENT WARRANT. On receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Corporation, or in case of mutilation, on surrender and cancellation of this Warrant, the Corporation at its expense will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor and amount.

================================================================================

                              ELECTION TO PURCHASE
    (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE WARRANTS)

     Pursuant to Section 5 of the Warrant Agreement, the undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase __________ shares of the Common Stock of PanAmerican Bancorp and herewith tenders in payment for such securities, cash or a certified or official bank check payable in New York Clearing House Funds to the order of PANAMERICAN BANCORP in the amount of $_________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of:


-------------------------------------------------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                                   IDENTIFYING NUMBER

and be delivered to:
                    -----------------------------------------------------------
                              (PLEASE PRINT OR TYPE NAME AND ADDRESS)

-------------------------------------------------------------------------------
and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

-------------------------------------------------------------------------------
                         (PLEASE PRINT OR TYPE ADDRESS)

Dated:
      -----------------------------     --------------------------------------
                                                     Signature(s)

                                        --------------------------------------

-----------------------------------     --------------------------------------
     Signature(s) Guaranteed                 (Social Security or Taxpayer
                                                Identification Number)


                                   ASSIGNMENT

     (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO ASSIGN WARRANTS)
               FOR VALUE RECEIVED the undersigned hereby sell(s),
                         assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

----------------------------------------    ------------------------------------

-------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

---------------------------------------------------------------------- attorney to transfer this Warrant Certificate on the books of the Corporation, with full power of substitution in the premises.

Dated:
      -----------------------------     --------------------------------------
                                                     Signature(s)

                                        --------------------------------------

-----------------------------------     --------------------------------------
     Signature(s) Guaranteed                 (Social Security or Taxpayer
                                                Identification Number)




--------------------------------------------------------------------------------
THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM.
--------------------------------------------------------------------------------
STOCK MARKET INFORMATION - www.stockinformation.com
      PRINTED BY: COLUMBIA FINANCIAL PRINTING CORP., BOX 219, BETHPAGE, NY 11714